UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2012

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On February 14, 2012, Blue Earth Inc. (the “Registrant”) and its wholly-owned subsidiary Castrovilla, Inc., entered into a Termination Agreement with General Supply & Services, Inc. (d/b/a Gexpro) and G&N Holdings LLC (d/b/a Ecore Technology), to terminate the “Retail Petroleum/Convenience Store Energy Efficiency Joint Development Agreement” (the “JDA”), which was previously filed by the Registrant on Form 8-K on October 2011.  There was no material relationship between the Registrant and its affiliates and any of the other parties other than in respect of the JDA.

Under the JDA, the parties were to market, implement and provide financing to more than 2,000 independently owned retail petroleum/convenience stores operating in selected North American markets.  Under the termination the parties agreed that the relationships among the parties will become “at will” relationships and the parties will mutually agree on a case-by-case basis.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure.”  The Company is furnishing the following information regarding, among other things, certain forecasts discussed during an investor conference call on February 16, 2012, which had not previously been decided in its entirety:

1.

As a result of the above-described termination of the JDA, the Company will finance through U.S. Energy Associates (“USEA”) with no direct Company financing program; the Company’s marketing program will be through USEA and a third party; there will be no sales relationship with Ecore as the Company is implementing a sales program with employees and a commission sales program

2.

December 31, 2011 pro forma: revenues of $5.2 million as compared to zero last year; shareholders’ equity of $10.6 million as compared to $2.6 million last year; and assets of $16.6 million as compared to $3.9 million last year.

3.

750-1000 eeco Stations ™ announced as a goal for 2012 with revenue forecasts of $30 million. Costs and energy savings based on results from 13 beta sites were presented, which will be available on the Company’s website.

4.

New Revenue Sources - Tier two hotels and motels energy efficiency programs (approximately 26,000 within the U.S.) are expected to be launched in April as financing has been arranged.

5.

Financing agreements are in place for initial distributed generation projects.

6.

EBITDA forecasts for 2012 remain unchanged at $4 million (conservative); $6 million (moderate), and $10 million (goal.)

The Company does not intend for this Item 7.01 disclosure to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01.

Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO

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